Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Petrus Resources Corporation and Waters Club Worldwide, Inc.

Exhibit 99.1 -- Page 1

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Financial Information.

The unaudited pro forma financial statements have been prepared in order to present consolidated financial position and results of operations of Petrus Resources Corporation and Waters Club Worldwide, Inc. as if the acquisitions occurred as of June 30, and to give effect to the acquisition as if the transactions had taken place at January 1, 2016 and January 1, 2015 for the pro forma consolidated statement of operations for the six months ended June 30, 2016 and the year ended December 31, 2015.

The unaudited pro forma combined financial statements were prepared using the reverse acquisition application of the acquisition method of accounting as described in ASC 805-40-05-2, with Waters Club Worldwide, Inc. treated as the acquiror for U.S. GAAP accounting and financial reporting purposes. Accordingly, the unaudited pro forma combined financial statements are presented as a continuation of Waters Club Worldwide, Inc.'s financial statements with an adjustment to reflect the issued equity capital of Petrus Resources Corporation, the legal parent, including the equity issued by Petrus Resources Corporation to effect the business combination.

Exhibit 99.1 -- Page 2

WATERS CLUB WORLDWIDE, INC.
UNAUDITED PRO FORMA BALANCE SHEET
AS OF JUNE 30, 2016

	Petrus Resources Corporation	Waters Club Worldwide	Pro Forma Adjustments to Reflect the Acquisitions		Consolidated Pro Forma
Cash	$-	$93,636			$93,636
Accounts receivable		180,000			180,000
Deposits	-	152,500			152,500
Total current assets	-	426,136	-		426,136

Yacht improvements, net	-	293,498			293,498
Total assets	-	719,633	-		719,633

Accounts payable	6,680	121			6,801
Refunds due to customer		18,000			18,000
Deferred revenue		666,750			666,750
Loan payable		91,667			91,667
Related party payable	22,789	324,075			346,864
Total current liabilities	29,469	1,100,613	-		1,130,082

Total liabilities	29,469	1,100,613	-		1,130,082

Stockholders' equity
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued or outstanding	-		2,000		2,000
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800		6,100	(1)	6,900
Common stock, $0.0001 par value; 200,000,000 shares authorized; 80,000,000 shares issued and outstanding		8,000	(8,000)	(1)	-
Additional paid in capital	-	167,000	(30,369)	(1)	136,631
Accumulated deficit	(30,269)	(555,980)	30,269		(555,980)
Total stockholders' equity	(29,469)	(380,980)	-		(410,449)

Total liabilities and stockholders' equity	$-	$719,633	$-		$719,633

(1) 60,000,000 shares of Petrus Resources Corporation ("Petrus") common stock and 20,000,000 shares of Petrus preferred stock will be issued to Waters Club Worldwide, Inc. ("WCW") shareholders in exchange for their 80,000,000 shares of WCW. 1,000,000 shares of Petrus common stock will be issued to Petrus shareholders.

Exhibit 99.1 -- Page 3

WATERS CLUB WORLDWIDE, INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2016

	Petrus Resources Corporation	Waters Club Worldwide	Pro Forma Adjustments to Reflect the Acquisitions	Consolidated Pro Forma
Revenues	$-	$1,052,088		$1,052,088
Cost of revenue	-	963,297		963,297

Gross profit	-	88,791	-	88,791

Operating expense	4,000	304,561	-	308,561

Loss before provision for income taxes	(4,000)	(215,770)	-	(219,770)

Provision for income taxes	-	-	-	-

Net loss	(4,000)	(215,770)	-	(219,770)

Net los per share, basic and diluted	$(0.00)	$(0.00)	$-	$(0.00)

Weighted average shares outstanding	8,000,000	79,626,374	18,626,374	69,000,000

Exhibit 99.1 -- Page 4

WATERS CLUB WORLDWIDE, INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015

	Petrus Resources Corporation	Waters Club Worldwide	Pro Forma Adjustments to Reflect the Acquisitions	Consolidated Pro Forma
Revenues	$-	$2,412,366		$2,412,366
Cost of revenue	-	2,161,428		2,161,428

Gross profit	-	250,938	-	250,938

Operating expense	9,325	580,948	-	590,273

Loss before provision for income taxes	(9,325)	(330,010)	-	(339,335)

Provision for income taxes	-	-	-	-

Net loss	(9,325)	(330,010)	-	(339,335)

Net los per share, basic and diluted	$(0.00)	$(0.01)	$-	$(0.00)

Weighted average shares outstanding	8,000,000	35,383,699	25,616,301	69,000,000

Exhibit 99.1 -- Page 5